EXHIBIT 99.1

CAMDEN PROPERTY TRUST ANNOUNCES
FIRST QUARTER 2011 OPERATING RESULTS

Houston, TEXAS (April 28, 2011) – Camden Property Trust (NYSE: CPT) today announced operating results for the three months ended March 31, 2011.

Funds from Operations (“FFO”)
FFO for the first quarter of 2011 totaled $0.72 per diluted share or $54.1 million, as compared to $0.68 per diluted share or $47.0 million for the same period in 2010.  FFO for the three months ended March 31, 2011 included a net $3.3 million or $0.04 per diluted share impact related to other income of $4.3 million from the sale of an available-for-sale investment, partially offset by $1.0 million of income taxes associated with that gain, and a $2.1 million or $0.03 per diluted share impact for General & Administrative (“G&A”) costs related to a one-time bonus awarded to all non-executive employees.  FFO for the three months ended March 31, 2010 included a $2.7 million or $0.04 per diluted share impact for income relating to the expiration of an indemnification provision related to one of the Company’s operating joint ventures.

Net Income Attributable to Common Shareholders (“EPS”)
The Company reported EPS of $7.3 million or $0.10 per diluted share for the first quarter of 2011, as compared to $2.3 million or $0.03 per diluted share for the same period in 2010.  EPS for the three months ended March 31, 2011 included a net $3.3 million or $0.05 per diluted share impact related to gain on sale of an available-for-sale investment; a $2.1 million or $0.03 per diluted share impact for G&A costs related to a one-time bonus awarded to all non-executive employees; and a $1.1 million or $0.02 per diluted share impact from gain on sale of three joint venture interests.  EPS for the three months ended March 31, 2010 included a $2.7 million or $0.04 per diluted share impact for income relating to the expiration of an indemnification provision related to one of the Company’s operating joint ventures.

A reconciliation of net income attributable to common shareholders to FFO is included in the financial tables accompanying this press release.

Same Property Results
For the 47,600 apartment homes included in consolidated same property results, first quarter 2011 same property net operating income (“NOI”) increased 6.2% compared to the first quarter of 2010, with revenues increasing 3.7% and expenses increasing 0.2%.  On a sequential basis, first quarter 2011 same property NOI declined 0.5% compared to the fourth quarter of 2010, with revenues increasing 1.5% and expenses increasing 4.7% compared to the prior quarter.  Same property physical occupancy levels for the portfolio averaged 93.9% during the first quarter of 2011, compared to 93.5% in the fourth quarter of 2010 and 93.4% in the first quarter of 2010.

The Company defines same property communities as communities owned and stabilized as of January 1, 2010, excluding properties held for sale and communities under major redevelopment.  A reconciliation of net income attributable to common shareholders to net operating income and same property net operating income is included in the financial tables accompanying this press release.

Acquisition Activity
Camden completed three acquisitions during the quarter for approximately $123 million through its Multifamily Value Add Fund (“Fund), in which it owns a 20% interest.  The Fund acquired Camden Heights, a 352-home stabilized apartment community located in Houston, TX; Camden Design District, a 355-home stabilized apartment community located in Dallas, TX; and Camden Phipps, a 234-home stabilized apartment community located in Atlanta, GA.

Disposition Activity
During the first quarter, Camden sold its ownership interests in three unconsolidated joint ventures for total proceeds of $19.3 million and recognized a gain of $1.1 million.  The joint ventures were comprised of two operating communities with 459 apartment homes and one parcel of undeveloped land, all located in Houston, TX.

Development Activity
Lease-up continued during the first quarter at Camden Ivy Hall, a $17 million joint venture community owned by the Fund which is currently 85% leased.  Construction continued during the quarter on two wholly-owned development communities:  Camden LaVina, a $61 million project in Orlando, FL; and Camden Summerfield II, a $32 million project in Landover, MD.  Initial occupancy at these communities is scheduled for mid- to late 2011, with construction completions expected by early to mid-2012.  In addition, the Company began construction during the first quarter on Camden Royal Oaks II, a $14 million project in Houston, TX scheduled for initial occupancy in late 2011 with construction completion expected in early to mid-2012.

Subsequent to quarter-end, the Company began construction on three additional wholly-owned development communities comprising 978 apartment homes for a total cost of $141 million:  Camden Montague in Tampa, FL, a $23 million project with 192 apartment homes; Camden Westchase in Tampa, FL, a $52 million project with 348 apartment homes; and Camden Town Square in Orlando, FL, a $66 million project with 438 apartment homes.

In addition, Camden sold a land parcel in Washington, DC to the Fund for approximately $9.4 million subsequent to quarter-end, and the Company was reimbursed for previously written-off third party development costs, resulting in a gain of $4.7 million that will be recorded in the second quarter of 2011.  Construction on this community - Camden South Capitol, an $88 million project with 276 apartment homes – also commenced subsequent to quarter-end.

The Company has four additional development communities expected to begin construction later in 2011 or during 2012.

Equity Issuance
During the first quarter, Camden issued 71,343 common shares through its at-the-market (“ATM”) share offering program at an average price of $54.06 per share, for total net consideration of approximately $3.8 million.  Subsequent to quarter-end, the Company issued an additional 181,155 common shares through its ATM program at an average price of $56.50 per share, for total net consideration of approximately $10.1 million.

Earnings Guidance
Camden updated its earnings guidance for 2011 based on its current and expected views of the apartment market and general economic conditions.  Full-year 2011 FFO is expected to be $2.90 to $3.10 per diluted share, and full-year 2011 EPS is expected to be $0.39 to $0.59 per diluted share.  Second quarter 2011 earnings guidance is $0.76 to $0.80 per diluted share for FFO and $0.14 to $0.18 per diluted share for EPS.  The Company’s earnings guidance for second quarter 2011 and full-year 2011 both include the impact of the $4.7 million or $0.06 per diluted share gain on the sale of its South Capitol land parcel in Washington, DC, but exclude other potential future gains on the sale of properties.  Camden intends to update its earnings guidance to the market on a quarterly basis.

The Company’s 2011 earnings guidance is based on projections of same property revenue growth between 4.0% and 5.0%, expense growth between 2.5% and 3.5%, and NOI growth between 5.0% and 6.0%.  Additional information on the Company’s 2011 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO are included in the financial tables accompanying this press release.

Conference Call
The Company will hold a conference call on Friday, April 29, 2011 at 11:00 a.m. Central Time to review its first quarter 2011 results and discuss its outlook for future performance.  To participate in the call, please dial (866) 843-0890 (Domestic) or (412) 317-9250 (International) by 10:50 a.m. Central Time and enter passcode: 3154019, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at camdenliving.com.  Supplemental financial information is available in the Investor Relations section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (800) 922-6336.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law.  These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management.  Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities. Camden owns interests in and operates 187 properties containing 63,798 apartment homes across the United States.  Upon completion of seven properties under development, the Company's portfolio will increase to 65,763 apartment homes in 194 properties.  Camden was recently named by FORTUNE® Magazine for the fourth consecutive year as one of the “100 Best Companies to Work For” in America, placing 7th on the list.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at www.camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended
	March 31,
OPERATING DATA	2011	2010
Property revenues
Rental revenues	$138,780	$128,851
Other property revenues	22,367	20,601
Total property revenues	161,147	149,452

Property expenses
Property operating and maintenance	46,225	43,771
Real estate taxes	17,707	18,076
Total property expenses	63,932	61,847

Non-property income
Fee and asset management	1,838	1,838
Interest and other income	4,771	3,045
Income on deferred compensation plans	5,954	3,482
Total non-property income	12,563	8,365

Other expenses
Property management	5,319	5,183
Fee and asset management	1,220	1,194
General and administrative	9,788	7,404
Interest	29,737	31,555
Depreciation and amortization	46,822	42,968
Amortization of deferred financing costs	1,527	726
Expense on deferred compensation plans	5,954	3,482
Total other expenses	100,367	92,512

Gain on sale of unconsolidated joint venture interests	1,136	-
Equity in income (loss) of joint ventures	374	(105)
Income from continuing operations before income taxes	10,921	3,353
Income tax expense - current	(1,320)	(270)
Income from continuing operations	9,601	3,083
Income from discontinued operations	-	698
Net income	9,601	3,781
Less (income) loss allocated to noncontrolling interests from continuing operations	(565)	254
Less income allocated to perpetual preferred units	(1,750)	(1,750)
Net income attributable to common shareholders	$7,286	$2,285

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$9,601	$3,781
Other comprehensive income
Unrealized loss on cash flow hedging activities	(503)	(6,817)
Reclassification of net losses on cash flow hedging activities	5,766	5,879
Reclassification of gain on available-for-sale investment to earnings, net of tax	(3,309)	-
Comprehensive income	11,555	2,843
Less (income) loss allocated to noncontrolling interests from continuing operations	(565)	254
Less income allocated to perpetual preferred units	(1,750)	(1,750)
Comprehensive income attributable to common shareholders	$9,240	$1,347

PER SHARE DATA
Net income attributable to common shareholders - basic	$0.10	$0.03
Net income attributable to common shareholders - diluted	0.10	0.03
Income from continuing operations attributable to common shareholders - basic	0.10	0.02
Income from continuing operations attributable to common shareholders - diluted	0.10	0.02

Weighted average number of common and
common equivalent shares outstanding:
Basic	71,906	66,475
Diluted	72,783	66,648

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended
	March 31,
FUNDS FROM OPERATIONS	2011	2010

Net income attributable to common shareholders	$7,286	$2,285
Real estate depreciation from continuing operations	45,574	41,794
Real estate depreciation from discontinued operations	-	845
Adjustments for unconsolidated joint ventures	2,006	2,163
Gain on sale of unconsolidated joint venture interests	(1,136)	-
Income (loss) allocated to noncontrolling interests	383	(105)
Funds from operations - diluted	$54,113	$46,982

PER SHARE DATA
Funds from operations - diluted	$0.72	$0.68
Cash distributions	0.49	0.45

Weighted average number of common and
common equivalent shares outstanding:
FFO - diluted	75,021	69,295

PROPERTY DATA
Total operating properties (end of period) (a)	187	185
Total operating apartment homes in operating properties (end of period) (a)	63,798	63,658
Total operating apartment homes (weighted average)	50,881	50,578
Total operating apartment homes - excluding discontinued operations (weighted average)	50,881	49,512

(a) Includes joint ventures and properties held for sale.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN			BALANCE SHEETS
			(In thousands)

(Unaudited)	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2011	2010	2010	2010	2010
ASSETS
Real estate assets, at cost
Land	$760,397	$760,397	$763,559	$746,195	$748,604
Buildings and improvements	4,690,741	4,680,361	4,613,036	4,521,376	4,527,523
	5,451,138	5,440,758	5,376,595	5,267,571	5,276,127
Accumulated depreciation	(1,335,831)	(1,292,924)	(1,263,173)	(1,221,422)	(1,191,604)
Net operating real estate assets	4,115,307	4,147,834	4,113,422	4,046,149	4,084,523
Properties under development and land	220,641	206,919	198,377	199,012	196,371
Investments in joint ventures	21,196	27,632	33,226	50,392	42,994
Properties held for sale, including land	-	-	9,737	9,692	-
Total real estate assets	4,357,144	4,382,385	4,354,762	4,305,245	4,323,888
Accounts receivable - affiliates	29,973	31,895	32,269	31,993	32,657
Notes receivable - affiliates	-	3,194	17,509	38,478	46,118
Other assets, net (a)	92,051	106,175	105,950	87,371	92,983
Cash and cash equivalents	98,771	170,575	91,071	128,155	28,553
Restricted cash	5,354	5,513	5,174	3,738	3,680
Total assets	$4,583,293	$4,699,737	$4,606,735	$4,594,980	$4,527,879

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Notes payable
Unsecured	$1,419,681	$1,507,757	$1,507,858	$1,590,287	$1,590,473
Secured	1,054,839	1,055,997	1,034,354	981,816	980,188
Accounts payable and accrued expenses	81,972	81,556	82,598	63,663	69,858
Accrued real estate taxes	16,585	22,338	40,340	28,416	17,005
Distributions payable	38,662	35,295	34,548	34,275	33,403
Other liabilities (b)	134,608	141,496	144,146	137,020	138,136
Total liabilities	2,746,347	2,844,439	2,843,844	2,835,477	2,829,063

Commitments and contingencies

Perpetual preferred units	97,925	97,925	97,925	97,925	97,925

Equity
Common shares of beneficial interest	827	824	804	798	778
Additional paid-in capital	2,783,621	2,775,625	2,673,606	2,641,354	2,548,722
Distributions in excess of net income attributable to common shareholders	(623,740)	(595,317)	(580,046)	(550,039)	(520,798)
Notes receivable secured by common shares	-	-	-	(102)	(101)
Treasury shares, at cost	(460,467)	(461,255)	(461,255)	(461,517)	(461,517)
Accumulated other comprehensive loss (c)	(31,504)	(33,458)	(41,302)	(43,718)	(42,093)
Total common shareholders' equity	1,668,737	1,686,419	1,591,807	1,586,776	1,524,991
Noncontrolling interest	70,284	70,954	73,159	74,802	75,900
Total equity	1,739,021	1,757,373	1,664,966	1,661,578	1,600,891
Total liabilities and equity	$4,583,293	$4,699,737	$4,606,735	$4,594,980	$4,527,879

(a) includes:
net deferred charges of:	$12,677	$13,336	$14,892	$10,193	$10,704

(b) includes:
deferred revenues of:	$2,254	$2,332	$2,347	$2,467	$2,467
distributions in excess of investments in joint ventures of:	$33,442	$32,288	$34,045	$33,074	$32,195
fair value adjustment of derivative instruments:	$31,655	$36,898	$43,267	$43,757	$42,119

(c) Represents the fair value adjustment of derivative instruments, gain on post retirement obligations and unrealized gain on available-for-sale securities, net of tax, if any.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income attributable to common shares computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Camden’s definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

	Three Months Ended
	March 31,
	2011	2010
Net income attributable to common shareholders	$7,286	$2,285
Real estate depreciation from continuing operations	45,574	41,794
Real estate depreciation from discontinued operations	-	845
Adjustments for unconsolidated joint ventures	2,006	2,163
(Gain) on sale of unconsolidated joint venture interests	(1,136)	-
Income (loss) allocated to noncontrolling interests	383	(105)
Funds from operations - diluted	$54,113	$46,982

Weighted average number of common and
common equivalent shares outstanding:
EPS diluted	72,783	66,648
FFO diluted	75,021	69,295

Net income attributable to common shareholders - diluted	$0.10	$0.03
FFO per common share - diluted	$0.72	$0.68

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income attributable to common shareholders (EPS). A reconciliation of the ranges provided for expected net income attributable to common shareholders per diluted share to expected FFO per diluted share is provided below:

	2Q11 Range		2011 Range
	Low	High	Low	High

Expected net income attributable to common shareholders per share - diluted	$0.14	$0.18	$0.39	$0.59
Expected real estate depreciation	0.59	0.59	2.37	2.37
Expected adjustments for unconsolidated joint ventures	0.03	0.03	0.14	0.14
Recognized (gain) on sale of unconsolidated joint venture interests	0.00	0.00	(0.02)	(0.02)
Expected income allocated to noncontrolling interests	0.00	0.00	0.02	0.02
Expected FFO per share - diluted	$0.76	$0.80	$2.90	$3.10

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. The Company considers
NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs.
A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three Months Ended
	March 31,
	2011	2010
Net income attributable to common shareholders	$7,286	$2,285
Less: Fee and asset management income	(1,838)	(1,838)
Less: Interest and other income	(4,771)	(3,045)
Less: (Income) loss on deferred compensation plans	(5,954)	(3,482)
Plus: Property management expense	5,319	5,183
Plus: Fee and asset management expense	1,220	1,194
Plus: General and administrative expense	9,788	7,404
Plus: Interest expense	29,737	31,555
Plus: Depreciation and amortization	46,822	42,968
Plus: Amortization of deferred financing costs	1,527	726
Plus: Expense (benefit) on deferred compensation plans	5,954	3,482
Less: (Gain) on sale of unconsolidated joint venture interests	(1,136)	-
Less: Equity in (income) loss of joint ventures	(374)	105
Plus: Income allocated to perpetual preferred units	1,750	1,750
Plus: Income (loss) allocated to noncontrolling interests	565	(254)
Plus: Income tax expense - current	1,320	270
Less: (Income) from discontinued operations	-	(698)
Net Operating Income (NOI)	$97,215	$87,605

"Same Property" Communities	$89,296	$84,102
Non-"Same Property" Communities	7,742	3,507
Other	177	(4)
Net Operating Income (NOI)	$97,215	$87,605

EBITDA
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, and income (loss) allocated to noncontrolling interests.
The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions.
A reconciliation of net income attributable to common shareholders to EBITDA is provided below:

	Three Months Ended
	March 31,
	2011	2010
Net income attributable to common shareholders	$7,286	$2,285
Plus: Interest expense	29,737	31,555
Plus: Amortization of deferred financing costs	1,527	726
Plus: Depreciation and amortization	46,822	42,968
Plus: Income allocated to perpetual preferred units	1,750	1,750
Plus: Income (loss) allocated to noncontrolling interests	565	(254)
Plus: Income tax expense - current	1,320	270
Plus: Real estate depreciation from discontinued operations	-	845
Less: (Gain) on sale of unconsolidated joint venture interests	(1,136)	-
Less: Equity in (income) loss of joint ventures	(374)	105
EBITDA	$87,497	$80,250